UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________________________________

Date of Report (Date of earliest event reported):    August 31, 2015

THE FRESH MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34940 (Commission File Number)	56-1311233 (IRS Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 272-1338

Not Applicable

(Former name or former address, if changed since last report)
_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard A. Anicetti as President and Chief Executive Officer and Election as a Class II Director

On September 1, 2015, The Fresh Market, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Richard A. Anicetti as President and Chief Executive Officer of the Company, effective September 1, 2015. Concurrent with his appointment as President and Chief Executive Officer, the Board elected Mr. Anicetti as a Class II director, effective September 1, 2015, with a term expiring at the Company’s 2018 annual meeting of stockholders. As an employee of the Company, Mr. Anicetti will not serve on any Board committees.
Mr. Anicetti, age 57, is the founder and has served since July 2012 as President of The Anicetti Leadership Group, LLC, a management consulting firm. Mr. Anicetti has also served as a Strategic Advisor to Ares Capital Management LLC, an SEC-registered investment adviser, since February 2014. Mr. Anicetti served as Interim President and Chief Executive Officer of 99 Cents Only Stores LLC, a leading operator of extreme value retail stores in the southwestern United States, from January 2013 until September 2013. Mr. Anicetti served as an Executive Vice President of Delhaize Group from September 2002 to June 2010 and as the Chief Executive Officer of Delhaize America Shared Services from February 2010 to June 2010. He also served as the President and Chief Executive Officer of Food Lion, LLC, a subsidiary of Delhaize America, Inc., from October 2002 to June 2010 and as the President and Chief Operating Officer of Food Lion from September 2001 to October 2002. Mr. Anicetti joined Food Lion as Chief Operating Officer in August 2000. Prior to that, Mr. Anicetti held various positions with Hannaford Bros. Co. from 1980 to 2000. Mr. Anicetti currently serves on the board of directors of Smart & Final Stores, Inc., and has submitted his resignation from that position to be effective no later than October 31, 2015. He was a director of Number Holdings, Inc., the parent company of 99 Cents Only Stores LLC, until September 2015, A&P Supermarkets until December 2012 and the US Advisory Board for Brambles Ltd, a logistics company based in Sydney, Australia, until October 2014. Mr. Anicetti holds a B.A. in Government and Legal Studies from Bowdoin College. Mr. Anicetti’s qualifications to serve on the Board include his executive leadership and strategic management skills and his extensive experience in the food retail industry.
On August 31, 2015, in connection his appointment as President and Chief Executive Officer, Mr. Anicetti entered into an offer letter with the Company (the “Offer Letter”), pursuant to which he will receive an annual base salary of $750,000 and will participate in the Company’s Annual Incentive Compensation Plan (the “AIP”), commencing in the Company’s 2016 fiscal year, with an annual target incentive for fiscal 2016 of 100% of his base salary. Under the Offer Letter, Mr. Anicetti will also participate in the Company’s Equity-Based Incentive Program (the “EBIP”) commencing in the Company’s 2016 fiscal year, and the aggregate grant date target value of his EBIP awards for fiscal 2016 will not be less than $1.5 million. The AIP and the EBIP, as adjusted by the Board from time to time, are described under the heading “Compensation Discussion and Analysis” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2015 (the “2015 Proxy Statement”). Also pursuant to the Offer Letter, Mr. Anicetti will receive a sign-on bonus of $600,000 and an award of non-qualified options to purchase 500,000 shares of the Company’s common stock at the closing price of the Company’s common stock on September 1, 2015. The sign-on cash bonus is subject to repayment if Mr. Anicetti’s employment is terminated prior to September 1, 2017 for any reason other than by the Company without “Cause” or by Mr. Anicetti with “Good Reason” (both as defined in the Offer Letter). The sign-on award of options shall vest in full on September 1, 2018 if Mr. Anicetti remains employed by the Company continuously through such date, except that if his employment terminates prior to then for any reason other than by the Company for Cause or by Mr. Anicetti without Good Reason such award would vest pro rata based on months served. Mr. Anicetti also will participate in all other elements of the Company’s employee benefit plans for the Company’s senior executives, which are outlined in the 2015 Proxy Statement.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by the contents of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.
In connection with his appointment as President and Chief Executive Officer, Mr. Anicetti also entered into an employment agreement with the Company, which is the Company’s standard form employment agreement for executive officers, except that the Offer Letter provides that the two-year non-compete period in such agreement shall not be reduced in the event of a change in control of the Company that occurs prior to the third anniversary of Mr. Anicetti’s employment date. Mr. Anicetti also became eligible to participate in the Company’s Severance Plan (the “Severance Plan”).
Under the employment agreement, Mr. Anicetti is subject to restrictive covenants, relating to noncompetition, nonsolicitation, nondisclosure of confidential information and nondisparagement, during the term of his employment and for a period of time thereafter calculated pursuant to the agreement’s provisions. Mr. Anicetti is not entitled to any compensation, benefits or other rights under the employment agreement.

As applied to Mr. Anicetti, the Severance Plan provides that, in the event that Mr. Anicetti’s employment is terminated by the Company without “cause” or by Mr. Anicetti for “good reason” (in each case, as defined in the Severance Plan), Mr. Anicetti will be entitled to the following compensation and benefits: (i) severance pay in an amount equal to 2 times his annual base salary; (ii) a prorated annual bonus; and (iii) continued medical and welfare benefits for Mr. Anicetti and his spouse and dependents for 2 years. The Severance Plan further provides that, in the event that Mr. Anicetti’s employment is terminated by the Company without “cause” or by Mr. Anicetti for “good reason,” within six months prior to a change in control of the Company (provided that Mr. Anicetti demonstrates that the termination was related to the change in control) or within two years following a change in control of the Company, Mr. Anicetti will also be entitled to (1) additional severance pay in an amount equal to 2 times his target annual bonus (or, if he does not have a target at the time of termination, average bonus for the previous three years, or portion thereof); and (2) full vesting of all equity-based awards held by Mr. Anicetti on the date of termination.
The foregoing descriptions of the employment agreement and the Severance Plan do not purport to be complete and are qualified in their entirety by the contents of the form employment agreement and the Severance Plan, copies of which were attached as Exhibits 10.13 and 10.12 to the Company’s registration statement on Form S-1/A filed with the SEC on October 19, 2010.
Mr. Anicetti also entered into an indemnification agreement with the Company, effective as of September 1, 2015, in the form of the Company’s standard form director indemnification agreement, a copy of which was attached as Exhibit 10.20 to the Company’s registration statement on Form S-1/A filed with the SEC on October 19, 2010.
There are no arrangements or understandings between Mr. Anicetti and any other persons pursuant to which he was selected as an officer and a director. Mr. Anicetti has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Mr. Anicetti that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing the appointment of Mr. Anicetti as President and Chief Executive Officer and his election as a director is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.
Retention Grant to Sean Crane
Effective September 1, 2015, the Board’s compensation committee approved a one-time retention grant to Sean Crane, the Company’s Executive Vice President and Chief Operating Officer and former Interim President and Chief Executive Officer, of restricted stock units having a grant date value of $800,000 pursuant to a restricted stock unit award agreement (the “RSU Agreement”), which provides that such restricted stock units shall vest in full on September 1, 2017 if Mr. Crane remains employed continuously by the Company through such date or if his employment is terminated prior to then without cause. The other material terms of the RSU Agreement are substantially similar to the terms of the Company’s standard form restricted stock unit award agreement, a copy of which was attached as Exhibit 10.4 to the Company’s current report on Form 8-K filed with the SEC on March 21, 2012.
The foregoing description of the RSU Agreement does not purport to be complete and is qualified in its entirety by the contents of the RSU Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending October 25, 2015.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description
10.1	Employment Offer Letter for Richard A. Anicetti dated August 31, 2015

99.1	Press release of The Fresh Market, Inc. dated September 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: September 4, 2015	By:	/s/ Scott F. Duggan
Name: Scott F. Duggan
Title: Senior Vice President - General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter for Richard A. Anicetti dated August 31, 2015

99.1	Press Release of The Fresh Market, Inc. dated September 1, 2015